SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2006

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On January 26, 2006, the Board of Directors of The Macerich Company approved a revised compensation program for the non-employee members of the Board of Directors (the “Board”).  The revised program which was recommended by the Compensation Committee of the Board includes changes to the Audit Committee Chairman’s fee and the amount of the annual restricted stock grant.  Directors who are employees of the Company receive no fees for their services as director.  A description of the revised compensation program is attached as Exhibit 10.1 hereto and incorporated by reference herein.

On January 26, 2006, the Compensation Committee also increased the base salary of each of Messrs. Arthur M. Coppola, President and Chief Executive Officer; Edward C. Coppola, Senior Executive Vice President and Chief Investment Officer; David J. Contis, Executive Vice President and Chief Operating Officer; Thomas E. O’Hern, Executive Vice President, Chief Financial Officer and Treasurer; and Richard A. Bayer, Executive Vice President, Chief Legal Officer and Secretary, with an effective date of January 1, 2006.  The amount of each executive’s base salary is set forth in Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01  Financial Statements and Exhibits.

(a), (b) and (c) Not applicable.

(d) Exhibits.

10.1      Description of Director and Executive Compensation Arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on January 31, 2006.

THE MACERICH COMPANY

By: RICHARD A. BAYER

/s/ Richard A. Bayer
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME

10.1	Description of Director and Executive Compensation Arrangements.